Exhibit 99.1

THE CHILDREN’S PLACE RAISES FOURTH QUARTER AND FISCAL YEAR 2017 COMPARABLE RETAIL SALES AND ADJUSTED DILUTED EPS GUIDANCE

Announces Comparable Retail Sales of Positive 8.5% Through the First Nine Weeks of the Fourth Quarter Compared to Positive 6.9% in the Comparable Period in the Fourth Quarter of Fiscal 2016

Increases Fourth Quarter 2017 Adjusted Diluted EPS Guidance to $2.45 to $2.50 vs Previous Guidance of $2.07 to $2.12

Increases Fiscal 2017 Adjusted Diluted EPS Guidance to $7.83 to $7.88 vs Previous Guidance of $7.46 to $7.51

Secaucus, New Jersey – January 8, 2018 – The Children’s Place, Inc. (Nasdaq: PLCE), the largest pure-play children’s specialty apparel retailer in North America, today announced comparable retail sales for the first nine weeks of the fourth quarter along with increased guidance for fourth quarter and fiscal year 2017 comparable retail sales and adjusted diluted EPS.

Jane Elfers, President and Chief Executive Officer, announced:  “Our comparable retail sales were outstanding, a positive 8.5% through the first nine weeks of the fourth quarter, on top of a positive 6.9% in the comparable nine week period in the fourth quarter of fiscal 2016 and positive 7.3% in the comparable nine week period in the fourth quarter of fiscal 2015. We achieved positive comparable retail sales in all channels and geographies, with our U.S. business generating positive comparable retail sales of 8.4% and our Canadian business generating positive comparable retail sales of 9.4%.”

Ms. Elfers continued: “Our product assortment, supported by a foundation of superior design, sourcing and merchandising capabilities, clearly continues to resonate with our customers. All of our key retail selling metrics increased - AUR, ADS, UPT, transactions and conversion. And importantly, our sequential improvement in store traffic versus the third quarter of 2017 and the fourth quarter of 2016 was significant. Based on these results, we are increasing our fourth quarter and fiscal year 2017 guidance for comparable retail sales and adjusted diluted EPS.”

Ms. Elfers concluded: “Our stellar performance in 2017 is the result of consistent execution against our long term strategic growth initiatives led by a best in class management team. We look forward to continued momentum as we enter 2018.”

The Company also announced that it will participate at the 2018 ICR Conference in Orlando, Florida on Tuesday January 9th, 2018.

Updated Guidance

The Company is updating its outlook for the fourth quarter of 2017 and now expects adjusted diluted EPS to be in the range of $2.45 and $2.50. This compares to the Company’s previous guidance for adjusted diluted EPS of $2.07 to $2.12 and to adjusted diluted EPS of $1.88 in the fourth quarter of 2016. This guidance assumes a comparable retail sales increase of approximately 7.5% to 8.5% for the quarter compared to a 6.9% increase in the fourth quarter of 2016 and previous guidance of a low single digit increase.

The Company is updating its guidance for fiscal 2017 and now expects adjusted diluted EPS to be in the range of $7.83 to $7.88. This compares to the Company’s previous guidance for adjusted diluted EPS of $7.46 to $7.51. Both guidance ranges include a $0.91 benefit resulting from new accounting rules for the income tax impact on share-based compensation. Excluding the benefit from the new accounting rules, full year adjusted diluted EPS is projected to increase 27% to 28% compared to adjusted diluted EPS of $5.43 last year.

This updated guidance for adjusted diluted EPS also excludes charges of approximately $3.7 million through the end of the third fiscal quarter related to a provision for a legal settlement resulting from a pricing litigation, asset impairment charges, restructuring costs, a state sales and use tax audit settlement, a provision for foreign exchange control penalties, and an insurance claim deductible, partially offset by income associated with the release of reserves for prior year uncertain tax positions, as the Company believes these items are not reflective of the performance of its core business.

The updated guidance in this press release does not reflect the impact of the Tax Cuts and Jobs Act of 2017 which was recently signed into law. We will provide an update on the impact of this legislation when we report our Fourth Quarter and Fiscal 2017 earnings.

Financial Results

The Company’s updated outlook is reported in this press release on an as adjusted, non-GAAP basis. Adjusted EPS is a non-GAAP measure and is not intended to replace GAAP financial information and may be different from non-GAAP measures reported by other companies. The Company believes the income and expense items excluded as non-GAAP adjustments are not reflective of the performance of its core business and that providing this supplemental disclosure to investors will facilitate comparisons of the past and present performance of its core business. The Company uses non-GAAP measures to evaluate and measure operating performance, including, to measure performance for purposes of the Company’s annual bonus and long-term incentive compensation plans.

About The Children’s Place, Inc.

The Children’s Place, Inc. is the largest pure-play children’s specialty apparel retailer in North America. The Company designs, contracts to manufacture, sells at retail and wholesale, and licenses to sell fashionable, high-quality merchandise at value prices, primarily under the proprietary “The Children’s Place,” “Place” and “Baby Place” brand names. As of October 28, 2017, the Company operated 1,027 stores in the United States, Canada and Puerto Rico, an online store at www.childrensplace.com, and had 168 international points of distribution open and operated by its 7 franchise partners in 19 countries.

Forward Looking Statement

This press release contains or may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the Company’s strategic initiatives and adjusted diluted EPS. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “project,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its Annual Report on Form 10-K for the fiscal year ended January 28, 2017. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by weakness in the economy that continues to affect the Company’s target customer, the risk that the Company’s strategic initiatives to increase sales and margin are delayed or do not result in anticipated improvements, the risk of delays, interruptions and disruptions in the Company’s global supply chain, including resulting from foreign sources of supply in less developed countries or more politically unstable countries, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact: Robert Vill, Group Vice President, Finance, (201) 453-6693